Exhibit 10.6

                            MINING LEASE

      This mining lease (this "Lease") is made and entered into this 19th day of September, 1994, by and between Western Centennials, Inc. a Nevada Corporation (hereafter referred to as "LESSOR"), and GOLDEN QUEEN MINING COMPANY, INC., a California corporation, (hereafter referred to as "LESSEE").

      1.    DESCRIPTION OF PROPERTY.

      The property subject to this Lease is the Golden Queen patented mining claim more particularly described in Mineral Survey No. 6185 and Patent No. 1100921 containing 7.423 acres more or less; which Golden Queen claim lies within Section 6, Township 10 North, Range 12 West, San Bernardino Base Meridian and is referred to by the Kern County Tax Assessor as Parcel No. 243-110-10-00-2C.

      2.    GRANT OF LEASE.

      2.1 LESSOR hereby leases exclusively to LESSEE, subject to the terms and conditions hereinafter expressed, the property set forth in Paragraph 1 (hereafter referred to as the "LEASED PROPERTY").

      2.2 This Lease is granted for the purpose of exploration, development, and mining of the LEASED PROPERTY for any minerals as may be found therein (hereinafter referred to as the "Leased Minerals") and LESSEE is hereby granted the exclusive right to enter into possession of the LEASED PROPERTY, and during the term of this Lease, to remain in possession thereof, and to explore, develop, mine, operate and use the property and any surface or underground rights, including but not limited to access, water or water rights, if any, and to mine, extract and remove from the LEASED PROPERTY the Leased Minerals and to treat, mill, ship, sell or otherwise dispose of the same and receive the full proceeds thereof (subject to the obligation of royalty payment as specified below); and to construct, use and operate thereon and therein structures, excavations, roads, equipment and other improvements or facilities which LESSEE shall deem reasonably required for, or in connection with, the full enjoyment of the rights and interests granted to LESSEE by this Lease.

      3.    TERM OF LEASE.

      The term of this Lease shall be for twenty (20) years from and after the date of this Lease and for so long thereafter as LESSEE shall continue to make the Advance Minimum Royalty payments as each accrues pursuant to Section
4.2 of this Lease. LESSEE may terminate this Lease at any time by delivery to LESSOR of a quitclaim deed to the LEASED PROPERTY, provided that LESSEE is not then in default under the terms of this Lease.

      4.    ROYALTIES AND CONSIDERATION.

            4.1   Consideration.

                  A consideration of $30,000 has been paid to LESSOR upon execution of this Lease.

            4.2   Advance Minimum Royalty.

                  LESSEE shall pay to LESSOR as "Advance Minimum Royalty" the sum of Ten Thousand Dollars ($10,000.00) on each anniversary date of the execution of this Lease during its term.

            4.3   Production Royalties.

                  4.3.1. For all minerals mined, removed and sold from the LEASED PROPERTY (except materials sold as rock products or aggregate, as provided in Paragraph 4.3.3 below), a production royalty equal to five percent (5%) of the "Net Returns" (as defined below) shall be calculated and paid to LESSOR.

                  4.3.2 The term "Net Returns" shall be defined to be the gross amount received from the sale of all minerals (other than the minerals specified in 4.3.3 below) less all taxes levied, incurred or imposed on the sale, severance or production of such minerals, and which taxes are paid by LESSEE, and less costs of transportation to the smelter and/or refinery or point of sale.

                  4.3.3 For all sand, gravel, natural rock, crushed rock or other non metallic substances produced and sold from the LEASED PROPERTY, a royalty of 15 cents per ton shall be paid to LESSOR.

            4.4   Manner of Payment.

                  4.4.1 All minerals mined, removed and extracted from the LEASED PROPERTY shall be sold under the name of LESSEE and a royalty settlement sheet accounting for such transactions shall be furnished to LESSOR on or before the twenty-fifth (25th) day of the next succeeding calendar month for all sales made and for which payment was received during the preceding calendar quarter. All production royalty payments required by this Lease, accompanied by a settlement sheet, shall be made to LESSOR at the address set forth in Paragraph 12.1 below, or such other address as LESSOR may designate by written notice pursuant to the provisions of Paragraph 8, by mail or personal delivery. All payments of Advance Minimum Royalty made hereunder pursuant to Section 4.2 herein shall constitute a cumulative credit against production royalties which become payable pursuant to Section 4.3 of this Lease, regardless of the year in which said Advance Minimum Royalties are paid, and production royalties shall not be payable until the production royalty set forth in Paragraph 4.3 exceeds the cumulative sums paid by LESSEE pursuant to paragraph 4.2. If the Leased Minerals are sold to or processed by a smelter or refinery owned, operated, affiliated with or controlled by LESSEE, in no event shall the royalties computed thereon be less than would have been paid had the ore been sold to or processed by a major smelter or refinery not owned, operated, affiliated with, or controlled by LESSEE.

      5.    CONDUCT OF MINING OPERATIONS.

            5.1   General.

      LESSEE shall conduct, and cause all mining activities to be conducted in a prudent, workmanlike, miner-like manner in accordance with established mining practices.

            5.2   Commingling of Ore.

      LESSEE may commingle ore from the LEASED PROPERTY with ore from other properties, either before or after concentration or beneficiation, provided that the method and procedures LESSEE uses to commingle the ore and to determine the weight and grade of the ore removed from the LEASED PROPERTY and of the ore with which it is commingled shall be a method recognized by the mining industry and conducted in accordance with generally accepted accounting principles. LESSEE shall use that method to determine weight and grade and to allocate the minerals produced from the commingled ore between the LEASED PROPERTY and the other properties from which the other commingled ore was removed, to assure that the share of production royalty to be received by LESSOR is representative of the ore that was produced from the LEASED PROPERTY. All such weight, grade and allocation calculations by LESSEE shall be done in accordance with generally accepted accounting principles and in a manner recognized by the mining industry as practical and sufficient at that time. If it is impractical to determine which portion of any of the costs and expenses described in Paragraph 4.3.2 above are directly attributable to ore removed from the LEASED PROPERTY, such costs and expenses shall be allocated on a straight-line, per-ton basis among all ores that give rise to those expenses, in accordance with acceptable accounting standards.

      5.3   Cross-Mining Rights.

      LESSEE is hereby granted the right, if it so desires, to mine or remove from the LEASED PROPERTY any ores, waste, water and other materials existing therein or thereon or in any part thereof, through or by means of shafts, openings, pits which may be sunk or made upon other property owned, controlled, or operated by or for LESSEE (hereinafter "Other Property"). LESSEE also may stockpile any ores, waste, or other materials and/or concentrated products of ores or materials (collectively "Products") from the LEASED PROPERTY, or any part thereof, upon stockpile grounds situated upon such Other Property. In the event LESSEE stockpiles Products from the LEASED PROPERTY on Other Properties, LESSEE shall promptly inform LESSOR of such fact and LESSEE shall execute or cause to be executed such instruments as LESSOR may reasonably request in writing to evidence LESSOR'S royalty interest in the Products so stockpiled. Any such instrument executed by LESSEE, however, expressly shall acknowledge LESSEE'S right to sell the stockpiled Products. LESSEE also, if it so desires, may use the LEASED PROPERTY and any part thereof and any shafts, openings, pits and stockpile grounds made for the mining, removal and/or stockpiling of any Products from the LEASED PROPERTY and/or from the Other Property, for any purpose or purposes connected therewith, provided, however, that such use of the LEASED PROPERTY does not prevent or interfere with the mining or removal of ore from the LEASED PROPERTY.

      6.    RECORDS AND BOOKS OF ACCOUNTS.

            6.1   Books of Account.

      LESSEE shall keep complete, true and proper books and records of account showing the grade, tonnage and all other pertinent facts concerning all minerals mined and removed from the LEASED PROPERTY and recording all sales, transfers, conveyances or other dispositions of ores, minerals or other materials taken from the LEASED PROPERTY in accordance with generally accepted accounting principles. Said books and records shall be open to examination by LESSEE or its duly authorized representative during regular business hours and shall include any and all documents necessary to allow LESSOR to ascertain that its production royalty is being calculated properly. LESSOR is hereby granted the right at LESSOR'S expense to examine and make a copy or copies of said books or records or any portion thereof.

      6.2   Inspection.

      LESSOR or its duly authorized agents shall have, following advance notice, the right at reasonable times under reasonable circumstances to enter upon the LEASED PROPERTY for the purpose of inspecting operations and work being performed by LESSEE pursuant to this Lease. Such entry shall be at LESSOR'S risk and LESSEE shall not be liable for injury to LESSOR unless such injury is caused by the willful or grossly negligent conduct of LESSEE.

      7.    PROTECTION FROM LIENS AND TAXES.

      7.1 LESSEE shall keep the Leased Property and every part thereof free and clear of any and all liens and encumbrances for work performed upon the Leased Property, or for materials furnished to it while this Lease remains in force and effect.

      7.2 LESSEE shall pay not later than ten (10) days before due, one hundred percent (100%) of all taxes and assessments that may be levied or assessed against the premises, including all taxes that may be levied or assessed as a direct or indirect result of LESSEE'S mining activities, and including, but not limited to, taxes on the mineral estate, real property, improvements, personal property and possessory interest taxes. LESSOR shall forward to LESSEE, upon receipt all notices of taxes and assessments due.

      8.    NOTICES.

      Any notices required or permitted to be given to LESSOR or LESSEE hereunder shall be considered as delivered when received by the parties to whom they shall be directed. Notice shall be given by personal delivery or by registered or certified mail, postage prepaid and return receipt requested, addressed to the persons and addresses given below or to such other person or address as the parties may designate by written notice from time to time.

      LESSEE            GOLDEN QUEEN MINING CO., INC.
                        7596 West Jewell Avenue, Suite 203
                        Lakewood, CO 80226

                        Copy to:

                        GOLDEN QUEEN MINING CO., LTD.
                        321 Water Street, suite 407
                        Vancouver, B.C. Canada V6B 1B8

      LESSOR            Western Centennials, Inc.
                        P. O. Box 2183
                        Grand Junction, CO 81502

Changes in the above addresses shall be effected by sending notice as set forth herein and said change shall be effective fifteen (15) days from receipt thereof.

      9.    WASTE AND REFUSE.

      LESSEE agrees to dispose of waste and refuse from all mining activities conducted pursuant to this Lease in accordance with good mining practice and in accordance with the provisions of all applicable ordinances, laws and regulations.

      10.   INSURANCE.

      LESSEE shall at its sole cost and expense cause to be issued and maintained during the term of this Lease or any extension thereof the following insurance coverages:

      10.1  Workers' Compensation Insurance.

      LESSEE shall maintain workers' compensation insurance coverage in accordance with the provisions of California law.

      10.2  Automobile and Comprehensive General Liability Insurance.

      LESSEE shall cause to be maintained during the term of this Lease automobile liability and comprehensive general liability coverage with broad form endorsements.

      10.3  Certificates of Insurance.

      LESSEE shall promptly furnish to LESSOR certificates of insurance for all types of insurance applicable under this Lease, which certificates shall provide that the insurance described therein may not be cancelled, restrictively modified or terminated except upon not less than thirty (30) days written notice delivered to LESSOR.

      11.   COMPLIANCE WITH LAWS.

      LESSEE shall conduct and cause to be conducted all of its activities on the LEASED PROPERTY in full compliance with the applicable laws of the State of California and the United States of America, including compliance with those relating to environmental protection, reclamation and remediation which are required by the activities or operations of LESSEE on the LEASED PROPERTY.

      12.   TITLE.

            12.1. LESSOR has prevailed in a Quiet Title Action which it conducted with respect to the LEASED PROPERTY, being Case No. 209028 in the Superior Court of the State of California in and for the County of Kern, styled "Western Centennials, Inc. vs. Mary Ann Scott, et al". A Judgement resulting from said action was entered on February 20, 1992, and is recorded in Book 6731 at Pages 660 through 665 of the Official Records in the office of the Recorder of Kern County, California. LESSOR knows of no defects in its title which would affect LESSEE'S right to possession and use pursuant to the terms of this Lease, and LESSEE has made its independent evaluation of the effects of said Judgement and of LESSOR'S title to the LEASED PROPERTY.

            12.2 LESSOR warrants its title to the LEASED PROPERTY against, but only against, any parties claiming by, through or under LESSOR.

            12.3 In the event it is determined that LESSOR owns a different percentage of the LEASED PROPERTY than an undivided One Hundred percent (100%) interest then LESSOR'S rights under this Lease shall be adjusted so as to reflect the actual interest owned.

      13.   DEFAULT AND TERMINATION.

            13.1  Default.

      The occurrence of any of the following events shall constitute an event of default on the part of LESSEE:

                  13.1.1      Breach of Covenants.

                              Failure (i) to perform any of LESSEE'S covenants
hereunder, and (ii) to remedy such failure within sixty (60) days after written demand is made therefor.

                  13.1.2      Assignments.

                  The making of a general assignment by LESSEE for the benefit of creditors.

                  13.1.3      Bankruptcy.

                  The filing of any form of voluntary petition in bankruptcy by LESSEE, or the filing of an involuntary petition by LESSEE'S creditors, if such petition remains undischarged for a period of thirty (30) days.

                  13.1.4      Receivership.

                  The appointment of a receiver to take possession of substantially all of LESSEE'S assets or of the interest held by LESSEE under this Lease, if such receivership remains undissolved for a period of thirty
(30) days.

                  13.1.5      Attachment.

      The attachment or other judicial seizure of substantially all of LESSEE'S assets or of the interest held under this Lease, if such attachment or other seizure remains undismissed or undischarged for a period of thirty
(30) days after the levy thereof.

            13.2  Remedies.

                  13.2.1      Termination.

      In the event of the occurrence of any event of default mentioned in Paragraph 13 hereof, LESSOR, shall have the right, so long as default continues, to immediately terminate this Lease by giving LESSEE written notice of such termination.

                  13.2.2      Eviction.

                  In the event of any such termination of this Lease, LESSOR may then or at any time thereafter, re-enter the LEASED PROPERTY, or any part thereof, and expel or remove therefrom LESSEE and any other person occupying the same, using such force as may be necessary so to do, and again repossess and enjoy the LEASED PROPERTY, without prejudice to any other remedies that LESSOR may have under this Lease, or at law or equity, by reason of LESSEE'S default or of such termination.

                  13.2.3      Damages.

                  In the event of any such termination of this Lease, LESSOR shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the Civil code of the State of California.

                  13.2.4      Remedies Under CC 1951.4.

                  In the event LESSEE breaches this Lease and abandons the LEASED PROPERTY, LESSOR shall have all of the remedies of a landlord provided by Section 1951.4 of the civil Code of the State of California.

                  13.2.5      Default by Landlord.

                  In the event of default by LESSOR, LESSEE shall have all of the remedies of a tenant provided by the laws of the State of California.

      13.3  Termination by LESSEE.

      This Lease may be terminated by LESSEE at any time by giving of three
(3) months written notice.

      13.4  Information.

            13.4.1 From time to time, upon request of LESSOR, and upon termination of this Lease, LESSEE shall, to the extent not previously furnished, provide LESSOR with copies of all Information as defined below. As used in this Lease, "Information" shall mean all geological, geophysical and geochemical data, drilling data, all laboratory testing, and assay results, maps and reports, whether acquired, generated or compiled by or for LESSEE. LESSEE warrants that all Information supplied to LESSOR pursuant to the terms of this provision shall be true and accurate copies of the Information acquired, generated or compiled by or for LESSEE; provided, however, that LESSEE does not warrant that the data contained therein is an accurate interpretation of the geology described therein.

            13.4.2 Any and all data, information reports and samples provided by LESSEE to LESSOR under the terms of this Lease shall be treated and held confidential for the term of this Lease.

      13.5  CONTINUING OBLIGATION OF LESSEE:

      No termination of this Lease shall relieve LESSEE from the continuing obligations for performance of any reclamation, remediation or other obligations under Section 11, above, arising from any activities conducted by LESSEE on the LEASED PROPERTY.

      14.   FORCE MAJEURE.

      The failure to perform or comply with any of the covenants or conditions hereof on the part of LESSEE will not be grounds for cancellation, penalty, termination or forfeiture hereof, during such time as failure to perform is caused or compliance is prevented by severe weather, explosion, unusual mining casualty, mill shutdowns, damage to or destruction of mill or mill plant facility, fire, flood, civil or military authority, insurrection, strikes, riots, inability after diligent effort to obtain competent workmen or material or necessary permits, fuel shortages, inadequate or shortages of transportation facilities not due to the negligence or lack of diligence by LESSEE, governmental actions or policies which substantially restrict the legality or profitability of extracting and selling any of the valuable minerals produced under the Mining Lease, acts of God, or any circumstances or conditions beyond the control of LESSEE, and in such an event, LESSEE shall be excused from, and not held liable for, such failure to perform or comply. No event of force majeure shall affect LESSEE'S obligation to make the Advance Royalty Payments or production royalty payments required under
Section 4 above.

      15.   INUREMENT.

      This Lease shall inure to the benefit of and be binding upon their respective heirs, trustees, conservators, successors and assigns of the parties.

      16.   RECORDATION.

      This Lease is not to be recorded. LESSEE may, however, prepare and submit to LESSOR for signature, a memorandum of this Lease for recordation.

      17.   ASSIGNMENT.

      LESSEE may assign this Lease without the prior written consent of LESSOR provided LESSEE guarantees the obligations of the assignee; otherwise, this Lease shall not be assigned by LESSEE without the prior written consent of LESSOR, which consent shall not be unreasonably withheld.

      18.   REMOVAL OF EQUIPMENT.

      At the termination of this Lease, and provided that it is not in default hereunder, LESSEE may remove any and all equipment it placed on the property during the term of this Lease, or any extension thereof, provided, said removal is completed within one (1) year of the termination date.

      19.   ARBITRATION.

      Any dispute arising out of this Lease herein must be raised and settled in binding arbitration proceeding held in accordance with the rules of the American Arbitration Association. The process for selecting arbitrators shall be as follows: Each party shall select an arbitrator and the two (2) selected arbitrators shall select the third arbitrator. Such selections must be made within fifteen (15) days after the party commencing the arbitration process gives notice to the other party of its intention to arbitrate a dispute or difference. Any arbitration award may include the reasonable attorney fees and costs of the prevailing party.

      20.   COUNTERPARTS.

      This Lease may be signed in counterparts and shall be deemed effective when both parties have executed this Lease or any counterpart thereof.

      21.   COMPLETE AGREEMENT.

      This writing and all terms and convents contained herein are deemed to be the complete and unequivocal written agreement of the parties and no other agreements, either written or oral, are contemplated with respect to said property. Any subsequent modifications of this Lease agreed to by the parties shall be in writing and duly executed by LESSEE and LESSOR.

      22.   CALIFORNIA LAW.

      This Lease shall be governed by and construed and interpreted under the internal laws of the State of California.

      23.   SEVERABILITY.

      If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      24.   TITLE HEADING.

      The headings of the respective paragraphs of this Lease are inserted for convenience only and shall not be deemed to be a part of this Lease, nor considered in construing this Lease.

      EXECUTED as of the day and year first above written.

LESSOR:                             LESSEE:

WESTERN CENTENNIALS, INC.           GOLDEN QUEEN MINING COMPANY, INC.

By:   s/ W.L. Wilson                By:   s/ Edward G. Thompson
   -------------------------           -------------------------
Its: Director                       Its: Director

Recording Requested By:
LYNNE D. ROSINSKI
After Recording Return To:
Golden Queen Mining Company, Inc.
P.O. Box 878
Rosamond, CA 93560-0878


                       MEMORANDUM OF MINING LEASE

NOTICE IS HEREBY GIVEN that Western Centennials, Inc. a Nevada Corporation (hereafter referred to as "LESSOR"), and Golden Queen Mining Company, Inc., (hereafter referred to as "LESSEE"), have entered into a Mining Lease dated September 19, 1994, for a period of twenty (20) years, unless terminated earlier or extended pursuant to the terms and provisions set forth in said Mining Lease granting LESSEE the exclusive right to conduct mining activities within and upon the following premises: The Golden Queen patented mining claim more particularly described in Mineral Survey No. 6185 and Patent No. 1100921 containing 7.423 acres more or less; which Golden Queen claim lies within Section 6, Township 10 North, Range 12 West, San Bernardino Base Meridian and is referred to by the Kern County Tax Assessor as Parcel No. 243-110-10-00-2C. The terms and provisions of said Mining Lease are hereby incorporated by reference in the Memorandum of Mining Lease.

IN WITNESS WHEREOF, the party has executed this Memorandum of Mining Lease as of this 29 day of November, 1994.

LESSOR:                             LESSEE:

WESTERN CENTENNIALS, INC.           GOLDEN QUEEN MINING COMPANY,  INC.


By:  s/ W.L. Wilson                 By:   s/ Paul L. Blair
    -------------------------           -------------------------
Its:  Vice President                Its:  President

Tax I.D # 93-6050911

STATE OF COLORADO
                        SS.
COUNTY OF MESA

On Nov. 29, 1994, before me, the undersigned, a Notary Public in and for said State, personally appeared W.L. Wilson proved to me on the basis of satisfactory evidence to be the Vice President of Western Centennials, Inc., the corporation that executed the within instrument and known to me to be the person who executed the within instrument on behalf of said corporation and acknowledged to me that such corporation executed the within instrument pursuant to its By-Laws or a resolution of its Board of Directors.

WITNESS my hand and official seal.

 s/ Stacy Antonucci
------------------------------
Notary Public for said State

STATE OF CALIFORNIA
                        SS.
COUNTY OF KERN

On Nov 17, 1994, before me, the undersigned, a Notary Public in and for said State, personally appeared Paul L. Blair proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same.

WITNESS my hand and official seal.


 s/ Myrna L. Mendenhall
------------------------------
Notary Public for said State